Exhibit 10.1

EXECUTION VERSION
NINTH AMENDMENT TO CREDIT AGREEMENT
THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is effective as of September 15, 2021, among PNM RESOURCES, INC., a New Mexico corporation (the “Borrower”), the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement (as defined below).
R E C I T A L S
WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Sixth Amendment to and Restatement of Credit Agreement, dated as of July 30, 2018 (as amended by a Seventh Amendment to Credit Agreement dated December 19, 2018 and an Eighth Amendment to Credit Agreement dated October 26, 2020 and as further amended or modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested certain modifications to the Credit Agreement as described below; and
WHEREAS, the Administrative Agent and the Lenders party hereto are willing to agree to such modifications and the other provisions contained herein, subject to the terms set forth herein as more fully set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
A G R E E M E N T
1.    Amendments to Credit Agreement.
(a)    The following shall be added as a new definition in Section 1.1 of the Credit Agreement in alphabetical order:
“Avangrid Merger” has the meaning set forth in the definition of “Change of Control”.
(b)    The definition of “Change of Control” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Change of Control” means the occurrence of any of the following: (a) other than in connection with the Merger Agreement and the transactions contemplated thereby (the “Avangrid Merger”), any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Capital Stock that such person or group has the right to acquire (other than pursuant to the Merger Agreement) (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) of the Capital Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) other than in connection with the Avangrid Merger, during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) other than in connection with the Avangrid Merger, any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the Voting Stock of the Borrower on a fully-diluted basis (and taking into account all such Voting Stock that such Person or group has the right to acquire pursuant to any option right) representing twenty-five percent (25%) or more of the combined voting power of such Voting Stock.
(c)Section 8.2 of the Credit Agreement is hereby amended to insert immediately after the phrase “merge with or into any other Person” now appearing in clause (a) thereof, the following: “(other than in connection with the Merger Agreement)”.
2.    Effectiveness.

This Amendment shall be effective as of the date set forth above upon satisfaction of the following conditions precedent:

(a)    Receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower and the Required Lenders.

(b)    The Borrower shall have paid to the Administrative Agent all fees and expenses due and payable to the Administrative Agent and the Lenders on the date hereof.

3.    Ratification of Credit Agreement. The term “Credit Agreement” as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each party hereto acknowledges and consents to the modifications set forth herein and agrees that, other than as explicitly set forth in Section 1 above, this Amendment does not impair, reduce or limit any of its obligations under the Credit Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Credit Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

4.    Authority/Enforceability. The Borrower represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
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(b)    This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment, or, if required, any such consent, approval, authorization, order, filing, registration or qualification has been previously obtained or made.
5.    Representations and Warranties. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Section 6 of the Credit Agreement are true and correct in all material respects (except to the extent that any such representation and warranty that is qualified by materiality, Material Adverse Effect or Material Adverse Change shall be true and correct in all respects) as of the date hereof, unless they specifically refer to an earlier date, except that all references in Section 6.7 of the Credit Agreement to December 31, 2017 shall be changed to December 31, 2020 for purposes hereof, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Credit Documents, or to the extent it has any, they are hereby released in consideration of the Lenders party hereto entering into this Amendment.
6.    No Conflicts. The Borrower represents and warrants that the execution and delivery of this Amendment, the consummation of the transactions contemplated herein and in the Credit Agreement (before and after giving effect to this Amendment), and the performance of and compliance with the terms and provisions hereof by the Borrower will not (a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to the Borrower, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound, the violation of which would have or would reasonably be expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to the Borrower's properties.
7.    Counterparts/Telecopy. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, including both paper and electronic counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person. This Amendment may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper hereof which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Signature” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.
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8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
BORROWER:

PNM RESOURCES, INC.,
a New Mexico corporation
By:    /s/ Elisabeth A. Eden
Name: Elisabeth A. Eden
Title: Vice President and Treasurer

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, as a Lender and as an L/C Issuer
By:    /s/ Gregory R. Gredvig
Name:    Gregory R. Gredvig
Title:    Director

LENDERS:
MUFG UNION BANK, N.A.,
as a Lender and an L/C Issuer

By:    /s/ Hazuki Watanabe
Name:    Hazuki Watanabe
Title:    Vice President

CITIBANK, N.A.,
as a Lender

By:    /s/ Ashwani Khubani
Name:    Ashwani Khubani
Title:    Managing Director / Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:    /s/ Nancy R. Barwig
Name:    Nancy R. Barwig
Title:    Executive Director

MORGAN STANLEY BANK, N.A.,
as a Lender

By:    /s/ Julie Hong
Name:    Julie Hong
Title:    Authorized Signatory

ROYAL BANK OF CANADA,
as a Lender

By:    /s/ Mark W. Condon
Name:    Mark W. Condon
Title:    Authorized Signatory

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Paul J. Pace
Name:    Paul J. Pace
Title:    Senior Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:    /s/ Scott Blackman
Name:    Scott Blackman
Title:    SVP

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Joe Horrigan
Name:    Joe Horrigan
Title:    Managing Director

THE BANK OF NEW YORK MELLON,
as a Lender

By:    /s/ Molly H. Ross
Name:    Molly H, Ross
Title:    Vice President

BOKF, NA d/b/a BANK OF ALBUQUERQUE,
as a Lender

By:    /s/ John Valentine
Name:    John Valentine
Title:    SVP